UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2016

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gubelstrasse 24
 Park Tower, 15th Floor

6300 Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2016, Allied World Assurance Company Holdings, AG (“Allied World”) entered into an Agreement and Plan of Merger (the “Agreement”) with Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), pursuant to which, upon the terms and subject to the conditions set forth therein, Allied World will be acquired by Fairfax (the “Transaction”). The Transaction has been unanimously approved by the boards of directors of both companies.

The Agreement provides that, upon the terms and subject to the conditions set forth therein, a subsidiary of Fairfax will commence an exchange offer (the “Offer”) to purchase all outstanding shares of Allied World (the “Allied World Shares”), followed by a merger of Allied World into a merger subsidiary of Fairfax (“Merger Sub”), with Merger Sub as the surviving corporation.  Each Allied World Share accepted by Fairfax in the Offer is to be exchanged for the right to receive (i) a $5.00 pre-closing cash dividend from Allied World (the “Special Dividend”), (ii) $5.00 in cash, subject to adjustment as described below (the “Cash Consideration”), (iii) the Fixed Exchange Stock Consideration (as defined below) and (iv) the Fixed Value Stock Consideration (as defined below) (and, together with the Fixed Exchange Stock Consideration, the “Stock Consideration”).

Fairfax may elect, in its sole discretion, at any time on or prior to March 3, 2017, to increase the amount of the Cash Consideration from $5.00 to an amount not exceeding $35.00, which will correspondingly serve to reduce the Fixed Value Stock Consideration.

“Fixed Exchange Stock Consideration” means a fraction of a fully paid and nonassessable subordinate voting share, without par value, of Fairfax (“Fairfax Share”) equal to 0.030392.

“Fixed Value Stock Consideration” means a fraction of a Fairfax Share equal to the quotient of (x) $40.00 minus the Cash Consideration minus the Special Dividend divided by (y) the Acceptance Time Parent Share Price (as defined below); provided, (i) if the Acceptance Time Parent Share Price is greater than or equal to $485.65, the Fixed Value Stock Consideration will equal the quotient of (x) $40.00 minus the Cash Consideration minus the Special Dividend divided by (y) $485.65; and (ii) if the Acceptance Time Parent Share Price is less than or equal to $435.65, the Fixed Value Stock Consideration will equal the quotient of (x) $40.00 minus the Cash Consideration minus the Special Dividend divided by (y) $435.65.  “Acceptance Time Parent Share Price” means the volume weighted average price per Fairfax Share on the Toronto Stock Exchange for the 20 consecutive trading days immediately preceding the trading day before the acceptance time of the Offer (the “Acceptance Time”), in each case converted into U.S. Dollars based on the average currency conversion rate as measured over such 20-day period.

The obligation of Fairfax to consummate the Offer is subject to customary conditions, including (i) approval by Allied World’s shareholders to amend the articles of association to permit a holder of 10% or more of Allied World Shares outstanding with full voting rights, to elect the individuals designated by Fairfax to Allied World’s board of directors upon or after completion of the Offer and to approve the Special Dividend and cancel the previously adopted $0.26 quarterly dividend to be paid in March 2017; (ii) to the extent required by applicable laws and regulations (based on the total number of Fairfax Shares to be issued as consideration for the Transaction), approval by Fairfax’s shareholders of the issuance of Fairfax Shares as consideration for the Transaction; (iii) a number of Allied World Shares having been validly tendered and not properly withdrawn that represents 90% of Allied World Shares outstanding (provided that, in the event all of the other conditions to the Offer have been satisfied or waived, Fairfax may elect in its sole and absolute discretion to waive the 90% condition down to 66 2/3%); (iv) receipt of governmental consents and approvals (both domestic and foreign) required to consummate the Offer and the Merger; and (v) other customary conditions set forth in the Agreement. The obligation of each party to consummate the

Transaction is also conditioned upon the other party’s representations and warranties being true and correct and the other party having performed in all material respects its obligations under the Agreement.

The Agreement provides for certain payments upon termination of the Agreement under specified circumstances. If the Agreement is terminated by Allied World or Fairfax as a result of an adverse change in the recommendation of the other party’s board of directors, Allied World may be required to pay to Fairfax, or Fairfax may be required to pay to Allied World, a termination fee of $196 million. The Agreement also contains a 30-day period following signing during which Allied World can actively seek alternative proposals (the “Go-Shop Period”), which, if received and deemed by the board of directors of Allied World to constitute a superior proposal, allows Allied World to negotiate a deal and terminate the Transaction with Fairfax for a lower termination fee of $73.5 million.

The foregoing description of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement, which is filed with this report as Exhibit 2.1.

The Agreement and the above description of the Agreement have been included to provide investors and security holders with information regarding the terms of the Agreement. It is not intended to provide any other factual information about Allied World, Fairfax or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Allied World, Fairfax or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Allied World or Fairfax. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about Allied World or Fairfax and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 8.01. Other Events.

On December 18, 2016, Allied World and Fairfax issued a joint press release. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of December 18, 2016, by and between Allied World Assurance Company Holdings, AG and Fairfax Financial Holdings Limited*

10.1	Parent Shareholder Voting Agreement, dated as of December 18, 2016, by and among Allied World Assurance Company Holdings, AG, V. Prem Watsa and The Sixty Two Investment Company Limited

99.1	Joint Press Release

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2016

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

By:	/s/ Wesley D. Dupont
Name:	Wesley D. Dupont
Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of December 18, 2016, by and between Allied World Assurance Company Holdings, AG and Fairfax Financial Holdings Limited*

10.1	Parent Shareholder Voting Agreement, dated as of December 18, 2016, by and among Allied World Assurance Company Holdings, AG, V. Prem Watsa and The Sixty Two Investment Company Limited

99.1	Joint Press Release

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.